UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2011 (March 16, 2011)
Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 16, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.  The press release concerns the Company’s announcement that, effective March 24, 2011 at 6:00 p.m. Eastern time, the Company will effect a reverse split of its issued and outstanding common stock on the basis of one share of common stock to be issued for each 100 shares issued and outstanding, and that, immediately after the reverse split, at 6:01 p.m. Eastern time, the Company will effect a forward split of its issued and outstanding common stock on the basis of 10 shares of common stock to be issued for each share issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

ExhibitNo.	Description
99.1	Press Release, dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2011	MAM SOFTWARE GROUP, INC.
/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Chief Financial Officer